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                                                                  EXHIBIT 3.1(A)

                             FORM OF AMENDMENT TO
                             --------------------
                         CERTIFICATE OF INCORPORATION
                         ----------------------------
                                      OF
                                      --
                              FOUNTAIN VIEW, INC.
                              -------------------



                           CERTIFICATE OF AMENDMENT

                    OF THE CERTIFICATE OF INCORPORATION OF

                              FOUNTAIN VIEW, INC.



     IT IS HEREBY CERTIFIED THAT:

     1. The name of the Corporation is Fountain View, Inc. (hereinafter, the "Corporation").
 -----------

     2. The Certificate of Incorporation of the Corporation is hereby amended by deleting Article 4 thereof and substituting in lieu thereof the following new
Article 4:

     ARTICLE 4. A description of each class and series of stock of the Corporation and the voting rights, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof is as follows:

     Section 1.  Capital Stock.
     ---------   -------------

     1.1  General.  The Corporation shall have two classes of capital stock (the
          -------
"Capital Stock"): Common Stock, $.01 par value per share (the "Common Stock"),
 -------------                                                 ------------
and Preferred Stock, $.01 par value per share (the "Preferred Stock").
                                                    ---------------

     1.2  Number of Shares.  The total authorized number of shares of each class
          ----------------
of Capital Stock is (a) 3,000,000 shares of Common Stock and (b) 1,000,000 shares of Preferred Stock.

     1.3  Preferred Stock.  The Preferred Stock may be issued from time to time
          ---------------
in one or more series.  The Board of Directors of the Corporation (the "Board")
                                                                        -----
is hereby authorized, within the limitations and restrictions stated in this Certificate of Incorporation, to determine or alter the rights, preferences,
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powers, privileges and the restrictions, qualifications and limitations granted to or imposed upon any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof; to increase or decrease the number of shares constituting any such series; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series as are then issued and outstanding, and if any series shall be so decreased, the shares then constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     1.4  Series of Preferred Stock.  200,000 shares of the Preferred Stock
          -------------------------
shall be designated "Series A Preferred Stock" (the "Series A Preferred Stock").
                                                     ------------------------

     1.5  Series of Common Stock.  1,500,000 shares of the Common Stock shall be
          ----------------------
designated "Series A Common Stock" (the "Series A Common Stock").  200,000
                                         ---------------------
shares of the Common Stock shall be designated "Series B Non-Voting Common Stock" (the "Series B Common Stock"). 1,300,000 shares of the Common Stock
             ---------------------
shall be designated "Series C Common Stock" (the "Series C Common Stock").
                                                  ---------------------

     Section 2.  Dividends and Other Distributions.
     ---------   ---------------------------------

     2.1  Dividends on the Series A Preferred Stock.
          -----------------------------------------

          (a) Subject to the rights of series of Preferred Stock which may from time to time come into existence, the holders of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board, out of funds legally available therefor, a dividend at the annual rate of 12% of the Base Amount (as hereinafter defined) of each share of Series A Preferred Stock from and including the date of issuance of such share to and including the day on which the Liquidation Value (as hereinafter defined) of such share is paid. Such dividends shall accrue from day to day, whether or not earned or declared, on each issued and outstanding share of Series A Preferred Stock, and shall be cumulative. The date on which the Corporation initially issues any share of Series A Preferred Stock will be deemed to be its "date of issuance" regardless
                                                   ----------------
of the number of times transfer of such share is made on the stock records of the Corporation and regardless of the number of certificates which may be issued to evidence such share, provided however that all shares of Series A Preferred Stock issued prior to the first Dividend Reference Date (as hereinafter defined) shall be deemed, for purposes of this Subsection (a), to have been issued on March 27, 1998.

          (b) If declared by the Board, dividends on each share of Series A Preferred Stock shall be paid on each March 31,

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commencing March 31, 1999 (the "Dividend Reference Dates"), while such share is
                                ------------------------
outstanding.

          (c) Any dividends that accrue on any share of Series A Preferred Stock during the period ending upon such Dividend Reference Date that are not paid on such Dividend Reference Date shall automatically be added to the Base Amount of such share and will remain a part thereof until such dividends are paid, at which time the Base Amount shall be reduced by such payment.

          (d)  The "Base Amount" of any share of Series A Preferred Stock as of
                    -----------
a particular date shall be an amount equal to the sum of $1,000.00 plus any unpaid dividends on such share added to the Base Amount of such share as provided above and not thereafter paid.

     2.2  Other Dividends.  Dividends on any series of Preferred Stock shall be
          ---------------
determined by the Board. Dividends on the Common Stock shall be made among the holders thereof pro rata to the number of shares of Common Stock held by each holder (but, in the case of a stock dividend, shall be made only in shares of the respective series of Common Stock held by each holder), unless otherwise specified by the Company's Board of Directors.

     Section 3.  Voting Rights.  Subject to the rights of series of Preferred
     ---------   -------------
Stock which may from time to time come into existence, at every meeting of the stockholders (or for actions by written consent of stockholders), except as otherwise required by law, on all matters to be voted on by the stockholders of the Corporation, the following provisions shall apply:

     3.1  Voting by Series A Preferred Stock.  The Series A Preferred Stock
          ----------------------------------
shall be non-voting, and the holders thereof, as such, shall not be entitled to vote on matters to be voted upon by the stockholders of the Corporation.

     3.2  Voting by Series A Common Stock.  In any matter to be voted on by the
          -------------------------------
holders of the Common Stock, each holder of shares of Series A Common Stock shall have one vote for each such share held by such holder.

     3.3  Voting by Series B Common Stock.  The Series B Common Stock shall be
          -------------------------------
non-voting, and the holders thereof, as such, shall not be entitled to vote on matters to be voted upon by the stockholders of the Corporation.

     3.4  Voting by Series C Common Stock.  In any matter to be voted on by the
          -------------------------------
holders of the Common Stock, each holder of shares of Series C Common Stock shall have one vote for each such share held by such holder.

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     Section 4.  Liquidation.
     ---------   -----------

     4.1  Series A Preferred Stock.  Subject to the rights of any series of
          ------------------------
Preferred Stock which may from time to time come into existence, upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled, before any distribution or payment is made upon any shares of Common Stock, to be paid in cash, in respect of each share of Series A Preferred Stock held by such holder, an amount equal to the Base Amount of such share on such date, plus all unpaid dividends accrued on such share from the previous Dividend Reference Date through the close of business on the date of payment (the "Liquidation Value").
                                                           -----------------
If upon such liquidation, dissolution or winding up, the assets to be distributed among the holders of the shares of Series A Preferred Stock shall be insufficient to permit payment to the holders thereof of such amounts, then all of the assets of the Corporation then remaining and legally available for distribution shall be distributed ratably among the holders of the shares of Series A Preferred Stock.

     4.2  Common Stock.  Upon any liquidation, dissolution or winding up of the
          ------------
Corporation, whether voluntary or involuntary, after payment in full of the Liquidation Value of the Series A Preferred Stock and the liquidation value of any other series of Preferred Stock which may from time to time come into existence, the assets available for distribution to the holders of Common Stock shall be distributed ratably among the holders of (a) the Series A Common Stock and the Series B Common Stock, on the one hand, and (b) the holders of the Series C Common Stock, on the other, based on the relative number of shares of Common Stock outstanding and held by such holders, provided that for all purposes of this Section 4.2 the aggregate number of outstanding shares of Series A Common Stock and Series B Common Stock shall be deemed to be 1,114,202 (appropriately adjusted for stock splits, stock dividends, combinations and similar transactions), regardless of the number of shares actually outstanding.

     4.3  Distribution among the Holders of Series A Common Stock and Series B
          --------------------------------------------------------------------
Common Stock.  All amounts distributable in respect of the Series A Common Stock
------------
and the Series B Common Stock shall be divided among such shares in the following proportions:

          (a)  Preference of Series A Common Stock.  Upon any liquidation,
               -----------------------------------
dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Series A Common Stock shall be entitled, before any distribution or payment is made upon any Series B Common Stock, to be paid in cash, in respect of each share of Series A Common Stock an amount equal to $126.53 plus a 22% internal rate of return thereon calculated from the date of initial issuance of such share (without regard for any prior transfers of such share) and taking into account

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any prior dividends or other distributions thereon (the "Series A Common Stock
                                                         ---------------------
Preference"). If upon such liquidation, dissolution or winding up, the assets to
----------
be distributed among the holders of the shares of Series A Common Stock and the Series B Common Stock shall be insufficient to permit payment to the holders of the Series A Common Stock of the Series A Common Stock Preference, then all of the assets of the Corporation to be distributed among the Series A Common Stock and the Series B Common Stock pursuant to Section 4.2 shall be distributed ratably among the holders of the shares of Series A Common Stock.

          (b)  Preference of Series B Common Stock.  Upon any liquidation,
               -----------------------------------
dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment in full of the Series A Common Stock Preference, the holders of Series B Common Stock shall be entitled, before any other distribution or payment is made upon any shares of Series A Common Stock, to be paid in cash, in respect of each share of Series B Common Stock held by such holder, an amount equal to the Series A Common Stock Preference. If upon such liquidation, dissolution or winding up, after payment in full of the Series A Common Stock Preference to the holders of the Series A Common Stock, the remaining assets to be distributed among the holders of the Series A Common Stock and the Series B Common Stock shall be insufficient to permit payment of an amount to the holders of the Series B Common Stock equal to the Series A Common Stock Preference, then all of the assets of the Corporation then remaining and which are to be distributed among the Series A Common Stock and Series B Common Stock shall be distributed ratably among the holders of the shares of Series B Common Stock.

          (c)  Distribution of Remaining Assets.  Upon any liquidation,
               --------------------------------
dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment is made to the holders of the Series A Common Stock and the Series B Common Stock as provided in the preceding Sections, the holders of the Series A Common Stock and the Series B Common Stock shall be entitled to receive ratably all remaining assets of the Corporation to be distributed among them pursuant to Section 4.2, based on the number of shares of Series A Common Stock and Series B Common Stock held by each such holder.

     Section 5.  Redemption of Series A Preferred Stock.
     ---------   --------------------------------------

     5.1  Redemption Upon Initial Public Offering.
          ---------------------------------------

          (a) Promptly after the closing of an underwritten, initial public offering of the Corporation's Common Stock for cash pursuant to a registration statement under the Securities Act of 1933, as amended, the Corporation shall redeem, out of funds legally available therefor, all outstanding shares of the Series A Preferred Stock by paying in cash to the holders thereof

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an amount equal to the Liquidation Value thereof. Such payment shall be made to the record holders of the Series A Preferred Stock and shall be accompanied by written notice specifying the number of shares that are being redeemed from each holder.

          (b) If the funds legally available to redeem shares of Series A Preferred Stock under this Section 5.1 are insufficient to redeem all of the outstanding shares of Series A Preferred Stock at any time, the Corporation shall redeem the maximum number of shares of Series A Preferred Stock that the Corporation has funds legally available therefor on a pro rata basis among all of the holders of Series A Preferred Stock according to the number of shares of Series A Preferred Stock owned by each holder, and shall quarterly thereafter redeem the maximum number of shares of Series A Preferred Stock that the Corporation has funds legally available therefor on a pro rata basis among all of the holders of Series A Preferred Stock according to the number of shares of Series A Preferred Stock then owned by each holder.

          (c) Promptly after each holder of Series A Preferred Stock has received payment of the Liquidation Value thereof, such holder shall surrender certificates evidencing the Series A Preferred Stock so redeemed, and shall thereupon be entitled to receive a replacement certificate for any shares not redeemed.

          (d) After any payment under this Section, the redeemed shares shall be canceled on the Corporation's records and shall cease to be outstanding.

     5.2  Redemption at Corporation's Option.
          ----------------------------------

          (a) The Corporation may at any time, at its option, redeem some or all shares of Series A Preferred Stock, out of funds legally available therefor, at a price per share equal to the Liquidation Value as of the date of redemption. Such redemption shall be made by paying such amount to the record holders of the Series A Preferred Stock and shall be accompanied by written notice specifying the number of shares that are being redeemed from each holder. All such redemptions shall be pro rata among the holders of Series A Preferred Stock.

          (b) Promptly after each record holder of Series A Preferred Stock has received payment of the Liquidation Value thereof pursuant to this Section 5.2, such holder shall surrender certificates evidencing the Series A Preferred Stock so redeemed, and shall thereupon be entitled to receive a replacement certificate for any shares not redeemed.

          (c) After any payment under this Section, the redeemed shares shall be canceled on the Corporation's records and shall cease to be outstanding.

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     3.   At the time this amendment becomes effective, (a) each share of (i)
prior Series A-1 Common Stock, (ii) prior Series A-2 Common Stock and (iii) prior Series A-3 Common Stock then issued and outstanding shall be reclassified and converted into 1.3824 fully paid and nonassessable shares of the authorized Series A Common Stock of the Corporation, rounded to the nearest whole share, and (b) each share of prior Series A Preferred Stock then issued and outstanding shall be reclassified and converted into 7.9226 fully paid and nonassessable shares of the authorized Series A Common Stock of the Corporation, rounded to the nearest whole share, all without any further act of this Corporation or its shareholders.

     4. That such amendment has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

     The foregoing Certificate of Amendment has been signed and attested as of March 27, 1998.


                                    /s/ Robert Snukal
                                    ---------------------------
                                    Robert Snukal, President

ATTEST:


/s/ Sheila Snukal
----------------------------
Sheila Snukal, Secretary

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                                                             PAGE 1

                             State of Delaware

                       Office of the Secretary of State

                       ________________________________

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY "FOUNTAIN VIEW, INC." IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE TWENTY-SEVENTH DAY OF MARCH, A.D. 1998.
     AND I DO HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES HAVE BEEN PAID TO DATE.








                      [CORPORATE SEAL        /s/ Edward J. Freel
                      APPEARS HERE]          -----------------------------------
                                             Edward J. Freel, Secretary of State

2772638  8300                                AUTHENTICATION:
                                                             8998994
                                                       DATE:
981119858                                                    03-27-98